 Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment No. 2 to the Registration Statement on Form F-1 of our report dated June 17, 2022 (except for the stock split described in Note 18, as to which the date is November 7, 2022), with respect to the audited consolidated financial statements of AgiiPlus Inc. for the years ended December 31, 2021 and 2020.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

December 8, 2022